Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.33-84904, 33-98132, 33-99134, 33-99140, 33-99150, 33-99154, 333-121098 and 333-138316) of Kyocera Corporation of our report dated June 27, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Kyoto

Kyoto, Japan

June 27, 2013